Bill of Sale of Personal Property

IN CONSIDERATION OF the sum of Seven Hundred and Sixty Thousand Shares of common stock of Diamond Technologies Enterprises, Inc., a Delaware corporation ("DTE"), inclusive of all sales taxes, the receipt of which consideration is acknowledged, Nikitin Vadim Vladirmirovich, (the "Seller"), sells and delivers to DTE (the "Purchaser'), the following personal property (the 'Property"): the Processing Machine that uses HTHP process to change Melee-classified stones color in order to increase the value of the stones.

The Seller warrants that (1) the Seller is the legal owner of the Property; (2) the Property is free from all liens and encumbrances; (3) the Seller has full right and authority to sell and transfer the Property; and (4) the Seller will warrants and defend the title of the Property against any and all claims and demands of all persons.

The Property is being sold in an "as is" condition and the Seller expressly disclaims all warranties, whether expressed or implied, including but not limited to, any implied warranty of merchantability or fitness for a particular purpose. Further, the Seller disclaims any warranty as to the condition of the Property. The Seller does not assume, or authorize any other person to assume on the behalf of the Seller, any liability in connection with the sale of the Property.

The Purchaser has been given the opportunity to have the Property inspected and the Purchaser has accepted the Property in its existing conditions. This Bill of Sale will be construed in accordance with and governed by the laws of the State of New York.

SIGNED, SEALED AND DELIVERED this 1 day of May, 2013

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Nikitin Vadim Vladirmirovich

IE NIKITIN

PURCHASE AGREEMENT

This Purchase Agreement (this "Agreement") is made and entered into as of May__1_, 2013, by and among Diamond Technologies Enterprises, Inc., a Delaware corporation ("DTE") and __IE NIKITIN__________

WHEREAS, on or about 1, 2012, January acquired a machine ("Processing Machine") that processes inferior quality diamonds into a higher clarity stone from the Russian government for value (the "_____ Purchase");

WHEREAS, as a result of the Diamond Purchase, the machine became a fully-owned by IE NIKITIN ________;

WHEREAS, DTE desires to purchase from __IE NIKITIN_____ the Process Machine it currently owns;

NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **Purchase of Processing Machine.** Subject to the terms and conditions contained herein, DTE and Nikitin agree that DTE shall purchase from Nikitin the Processing Machine, in exchange for the Purchase Price, as defined below.

2. **Purchase Price.** The Purchase Price for the Processing Machine shall be of seven hundred sixty thousand shares of DTE.

3. **Closing.** The Closing of the transactions contemplated herein shall take place on or about May 1, 2013.

4. **Representations and Warranties of DTE.** DTE hereby represents and warrants to Nikitin that (a) it has full legal right, power and capacity to execute and deliver this Agreement and to perform its obligations hereunder, (b) the shares are free and clear of all liens, encumbrances, and claims of others, and that DTE has the right to transfer and deliver the DTE shares to IE Nikitin in accordance with the terms of this Agreement, (c) Nikitin has such knowledge of the business and financial affairs of DTE and possesses a sufficient degree of sophistication, knowledge and experience in financial and business matters such that it is capable of evaluating DTE.

5. **Further Assurances.** Nikitin and DTE shall execute and deliver such additional instruments and documents as may reasonably be requested by the other in order to carry out the purposes and intent of this Agreement and to fulfill the respective obligations of the parties under this Agreement.

6. **Miscellaneous.**

(a) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(b) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

(d) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

(g) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(h) Entire Agreement. This Agreement constitutes the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(i) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

IE NIKITIN

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By: Vadim Nikitin
Title: President

Diamond Technology Enterprises, Inc

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EDUARD MUSHEYEV, CEO, President